                             ARTICLES SUPPLEMENTARY
                                       OF
                         THE HARTFORD MUTUAL FUNDS, INC.

         The Hartford Mutual Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has the authority to issue twelve billion, five hundred million (12,500,000,000) shares of $0.001 par value common stock, having an aggregate par value of twelve million, five hundred thousand dollars ($12,500,000), as listed below:

                                               CLASS A          CLASS B           CLASS C          CLASS Y
               Series                          SHARES           SHARES            SHARES           SHARES
               ------                          ------           ------            ------           ------
The Hartford Advisers Fund                   375,000,000      175,000,000       110,000,000      100,000,000

The Hartford Capital Appreciation            285,000,000      175,000,000       110,000,000       50,000,000
Fund

The Hartford Dividend and Growth Fund        325,000,000       75,000,000        50,000,000       50,000,000

The Hartford Focus Fund                      125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Focus Growth Fund               125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Communications           125,000,000       75,000,000        50,000,000       50,000,000
Fund

The Hartford Global Financial                125,000,000       75,000,000        50,000,000       50,000,000
Services Fund

The Hartford Global Health Fund              125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Leaders Fund             125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Technology Fund          125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Growth and Income Fund          125,000,000       75,000,000        50,000,000       50,000,000

The Hartford High Yield Fund                 125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Income Fund                     125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Inflation Plus Fund             125,000,000       75,000,000        50,000,000       50,000,000

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
The Hartford International Capital           125,000,000       75,000,000        50,000,000       50,000,000
Appreciation Fund
The Hartford International                   125,000,000       75,000,000        50,000,000       50,000,000
Opportunities Fund

The Hartford International Small             125,000,000       75,000,000        50,000,000       50,000,000
Company Fund

The Hartford MidCap Fund                     125,000,000       75,000,000       110,000,000       50,000,000

The Hartford MidCap Value Fund               125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Money Market Fund             1,200,000,000      500,000,000       500,000,000      500,000,000

The Hartford Short Duration Fund             125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Small Company Fund              125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Stock Fund                      125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Tax-Free California Fund        125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Tax-Free New York Fund          125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Total Return Bond Fund          125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Value Fund                      125,000,000       75,000,000        50,000,000       50,000,000

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to twelve billion, eight-hundred million (12,800,000,000), having an aggregate par value of twelve million, eight hundred thousand dollars ($12,800,000), and authorized the creation of two new series and the reclassification of shares as set forth below:

                                               CLASS A          CLASS B           CLASS C          CLASS Y
               Series                          SHARES           SHARES            SHARES           SHARES
               ------                          ------           ------            ------           ------
The Hartford Advisers Fund                   375,000,000      175,000,000       110,000,000      100,000,000

The Hartford Capital                         285,000,000      175,000,000       110,000,000       50,000,000
Appreciation Fund

The Hartford Capital                         285,000,000       75,000,000       200,000,000      100,000,000
Preservation Fund

The Hartford Dividend and                    325,000,000       75,000,000        50,000,000       50,000,000
Growth Fund

The Hartford Equity Income                   125,000,000       75,000,000        50,000,000       50,000,000
Fund
The Hartford Focus Fund                      125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Focus Growth Fund               125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global                          125,000,000       75,000,000        50,000,000       50,000,000
Communications Fund

The Hartford Global Financial                125,000,000       75,000,000        50,000,000       50,000,000
Services Fund

The Hartford Global Health                   125,000,000       75,000,000        50,000,000       50,000,000
Fund
The Hartford Global Leaders                  125,000,000       75,000,000        50,000,000       50,000,000
Fund
The Hartford Global                          125,000,000       75,000,000        50,000,000       50,000,000
Technology Fund

The Hartford Growth and Income               125,000,000       75,000,000        50,000,000       50,000,000
Fund

The Hartford High Yield Fund                 125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Income Fund                     125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Inflation Plus                  125,000,000       75,000,000        50,000,000       50,000,000
Fund
The Hartford International                   125,000,000       75,000,000        50,000,000       50,000,000
Capital Appreciation Fund

The Hartford International                   125,000,000       75,000,000        50,000,000       50,000,000
Opportunities Fund

The Hartford International                   125,000,000       75,000,000        50,000,000       50,000,000
Small Company Fund

The Hartford MidCap Fund                     125,000,000       75,000,000       110,000,000       50,000,000

The Hartford MidCap Value                    125,000,000       75,000,000        50,000,000       50,000,000
Fund

The Hartford Money Market                  1,200,000,000      500,000,000       500,000,000      500,000,000
Fund

The Hartford Principal                       125,000,000       75,000,000        50,000,000       50,000,000
Protection Fund

The Hartford Short Duration                  125,000,000       75,000,000        50,000,000       50,000,000
Fund
The Hartford Small Company                   125,000,000       75,000,000        50,000,000       50,000,000
Fund

The Hartford Stock Fund                      125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Tax-Free                        125,000,000       75,000,000        50,000,000       50,000,000
California Fund

The Hartford Tax-Free New                    125,000,000       75,000,000        50,000,000       50,000,000
York Fund

The Hartford Total Return                    125,000,000       75,000,000        50,000,000       50,000,000
Bond Fund

The Hartford Value Fund                      125,000,000       75,000,000        50,000,000       50,000,000

THIRD: Shares of the Corporation's Class A, B, C and Y common stock shall have all of the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plan.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH:   At meetings on October 30, 2002 and May 13, 2003 and in accordance with
         Section 2-105(c) of the Maryland General Corporation Law, the Board authorized the increase in the total number of shares of capital stock that the Corporation has authority to issue and authorized the creation of two new series.

IN WITNESS WHEREOF, The Hartford Mutual Funds, Inc. has caused these Articles Supplementary to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 10th day of June 2003.

                                              The Hartford Mutual Funds, Inc.
Attest:

                                              By: /s/ Kevin J. Carr
                                                 -------------------------------
/s/ Daniel E. Burton                          Kevin J. Carr
---------------------------                   Vice President
Daniel E. Burton
Assistant Secretary

I, Kevin J. Carr, Vice President of The Hartford Mutual Funds, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                              /s/ Kevin J. Carr
                                              ----------------------------------
                                              Kevin J. Carr